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EXHIBIT 21.      PARENTS AND SUBSIDIARIES

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
                                             Percentage          State of
Parent Company          Subsidiaries           Owned           Incorporation
- --------------          ------------         ----------        -------------
Eagle Bancshares, Inc.  Tucker Federal
                        Savings and Loan                         Federally
                        Association           100%               Chartered

                        Eagle Real Estate
                        Advisors, Inc.        100%               Georgia

Tucker Federal
Savings and Loan        Eagle Service
Association             Corporation           100%               Georgia


                        Eagle A.R.M.S.,
                        Inc.                  100%               Georgia
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